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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                            Jurisdiction
             Subsidiaries (a)                               of Incorporation
             ----------------                               ----------------
Abercrombie & Fitch Holding Corporation (b)                 Delaware
Abercrombie & Fitch Management Co. (c)                      Delaware
Abercrombie & Fitch Stores, Inc. (d)                        Delaware
A&F Trademark, Inc. (d)                                     Delaware


(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 1, 2003.

(b)      Wholly-owned subsidiary of the registrant.

(c)      Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation.

(d)      Wholly-owned subsidiary of Abercrombie & Fitch Management Co.